EXHIBIT 10.1

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT ("Rescission Agreement") is made and entered into by and between SPQR Energy, Inc., a Texas corporation with offices at 19607 Piney Place Ct., Houston, Texas 77094, its parent and affiliates (hereinafter collectively referred to as “Seller”) and Exobox Technologies Corp., a Nevada corporation with offices at 2121 Sage Road, Suite 200, Houston, Texas 77056 ("Buyer"), effective the 22nd day of October, 2009.

W I T N E S S E T H:

That Seller and Buyer desire to rescind and render null and void that certain Purchase and Sale Agreement relating to oil and/or gas assets entered into between Buyer and Seller effective the 22nd day of October 2009.  Accordingly, in consideration of the mutual promises contained herein, the mutual benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed to, Buyer and Seller agree as follows:

SPECIFIC PROVISIONS

1.
RESCISSION:  The Purchase and Sale Agreement pertaining to certain oil and/or gas assets entered into between Buyer and Seller effective October 22, 2009, a copy of which is attached hereto as Exhibit "A" ("Purchase and Sale Agreement"), is hereby rescinded in full and rendered null and void as if it were never entered into between Buyer and Seller.

2.
NO FURTHER RIGHTS:  Buyer and Seller each agrees that it shall have no further rights, entitlements, liabilities or obligations with respect to the Purchase and Sale Agreement and each expressly assumes and agrees to pay for all of its respective costs, fees, expenses and damages, if any, incurred in connection with the Purchase and Sale Agreement and this Rescission Agreement ("Claims"). Buyer and Seller each further expressly, fully and completely releases the other with respect to all Claims it has, had or may have against the other.

3.
FURTHER COOPERATION:  Buyer and Seller each shall execute, acknowledge, and deliver to the other all documents, and take all such acts which from time to time reasonably may be requested by the other party in order to carry out the purposes and intent of this Rescission Agreement.

GENERAL PROVISIONS

4.	AUTHORITY: The parties represent to each other that each has the full authority to enter into this Agreement.

5.
COMPLETE AGREEMENT: This is the complete agreement of the Parties hereto regarding the subject matter of this Agreement, superseding all others.  No term or provision of this Agreement may be added, changed, modified, deleted or waived, in whole or in part, without the express, signed written consent of Buyer and Seller.

6.
GOVERNING LAW: This Agreement is made in Houston, Texas and is to be construed and enforced in accordance with the laws of the State of Texas applicable to contracts between residents of the State of Texas that are to be wholly performed within Texas and without regard to the choice of law or conflicts of law principles of Texas or any other jurisdiction.  All parties to this Agreement hereby irrevocably and unconditionally consent to the arbitration and venue provisions set forth in Paragraph No. 12 below and hereby irrevocably and unconditionally waive any defense of an inconvenient forum to the maintenance of arbitration as specified below, any objection to venue with respect to any such arbitration and any right of jurisdiction or venue on account of the place of residence or domicile of any party hereto.

7.	PARTIES BOUND: This Agreement shall be binding on Buyer and Seller, their respective agents, representatives, assignees, successors, executors and administrators.

8.
THIRD PARTY BENEFICIARIES: Except as expressly provided herein, this Agreement is solely between and for the benefit of Buyer and Seller, and no individual or entity that is not a signatory to this Agreement may enforce or claim any benefit under any of the provisions hereof.

9.
FURTHER ASSURANCES:  Buyer and Seller shall execute all such other documents and do such other things as may be reasonably required in order to effectuate, evidence, and/or confirm the intended purpose of this Agreement.

10.
CUMULATIVE REMEDIES:  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or in equity, and may be pursued separately, successively, or concurrently.

11.
REPRESENTATIONS AND WARRANTIES:  Buyer and Seller each represents and warrants to the other that, as of the Effective Date:  (i) it has all requisite power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution, delivery, and performance of its obligations under this Agreement have been duly authorized by it and this Agreement has been duly executed and delivered by its authorized representative; (iii) its execution and delivery of, and the performance of its obligations under, this Agreement will not (a) result in a breach of, or constitute a default under, any agreement, lease, or instrument (including any organizational instrument or document) to which it is a party or by which it or its properties may be bound or affected, or (b) violate any applicable legal requirement, including any law, rule, regulation, statute, ordinance, writ, order, or determination of an arbitrator or a court or other governmental authority; (iv) no litigation, investigation, or other legal, administrative, or arbitration proceeding is pending or, to the best of its best knowledge, threatened against it or any of its properties or revenues, existing or future, which if adversely determined could prevent the performance of or have a material adverse effect on its ability to perform its obligations hereunder; and (v) its obligations under this Agreement are legal, valid, and binding against it, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar legal requirements affecting creditor's rights generally and by principles of equity.

12.
ARBITRATION AND VENUE: In the event of any dispute(s) (as defined herein below) arising out of or relating to this contract, or the breach thereof, the parties agree to participate in at least four (4) hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association before having recourse to arbitration.  If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved solely by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules pursuant to the Federal Arbitration Act, 9 U.S.C. Sections 1-14 (in the event this act shall be held to be inapplicable, then the provisions of the Texas General Arbitration Act shall apply.)  Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction.  The term “dispute(s)” shall include, but is not limited to all claims, demands and causes of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any state or federal constitution, statute or regulation or judicial reasons, that are now recognized by law or that may be created or recognized in the future, for resulting past, present and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentations of any kind and/or character, libel, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protection act damages, all attorney’s fees, all penalties of any kind, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties.  The award of the arbitrator issued pursuant herein shall be final, binding and non-appealable.  The parties hereby waive any rights to punitive or exemplary damages and the Arbitrator(s) will not have the authority to award exemplary or punitive damages to either party.  Venue for any mediation or arbitration provided for by these provisions shall be Harris County, Texas.  Notwithstanding anything to the contrary in the aforementioned arbitration rules, no arbitration shall exceed a total of twelve (12) hours per dispute unless extended by mutual signed, written agreement of the parties.  Any suit for injunctive relief brought to protect the assets at issue pending resolution pursuant to this paragraph shall be brought in a court of competent jurisdiction in Harris County, Texas.

13.
NOTICE: Any notice required to be given under this Agreement shall be (i) sent by certified mail, return receipt requested; (ii) faxed as set forth herein; (iii) e-mailed as set forth herein or (iv) hand delivered.  Notice shall be effective upon the earlier of actual receipt by the Party to whom said notice is sent or the expiration of three (3) business days if sent by certified mail, return receipt requested.  Notice sent by fax or e-mail shall be effective upon receipt by the Party to whom said notice is sent if received on regular business days between the hours of 9:00 a.m. and 5:00 p.m.; provided, however, that notice received by fax or e-mail after 5:00 p.m. and before 9:00 a.m. the next business day shall be deemed to have been received at 9:00 a.m. the first business day following receipt of said notice.  Hand delivered notice shall be effective only upon actual receipt by the Party to whom said notice is sent.  Notices sent hereunder shall be addressed as follows.

If by certified mail, return receipt requested, or by hand delivery to Buyer, then:

Richard J. Kampa, CEO
Exobox Technologies Corp.
2121 Sage Road, Suite 200
Houston, Texas  77056

With a copy not constituting notice to:

Thomas Pritchard
Brewer & Pritchard, P.C.
3 Riverway, 18th Floor
Houston, Texas 77056

Or, if by fax to Buyer, then: (713) 625-7890,

With a non-notice copy to Thomas Pritchard: (713) 209-2921.

Or, if by e-mail to Buyer, then: Richard.Kampa@exobox.com.

With a non-notice copy to Thomas Pritchard: Pritchard@bplaw.com.

If by certified mail, return receipt requested, or by hand delivery to Seller, then:

Claudio Roman
19607 Piney Point Ct.
Houston, Texas 77094

Or, if by fax to Seller, then: (832) 553-2803,

Or if by e-mail to Seller, then

14.
SEVERABILITY:  If any term or provision hereof is held to be unenforceable, in whole or in part, by any court, arbitration panel or other entity having valid jurisdiction to construe or enforce this Agreement, then said term or provision shall be amended or deleted as necessary, and the remaining portions of this Agreement shall continue in full force and effect.

15.	TIME: Time shall be of the essence of this Agreement.

16.	HEADINGS: All headings used herein are for convenience only and shall not be used or referred to in the construction, amendment or interpretation of any term or provision of this Agreement.

17.
AMBIGUITY:  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

18.
GENDER AND TENSE: Unless the text specifically requires otherwise, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural and the plural shall include the singular.

19.
ASSIGNMENT:  Neither Buyer nor Seller may assign this Agreement or any of its rights and obligations hereunder, whether voluntarily, involuntarily, or by operation of law, to any person or entity without the other Party’s prior, written consent.

20.
COUNTERPART AND FACSIMILE SIGNATURES:  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

21.
ACKNOWLEDGEMENT: EACH PARTY SPECIFICALLY ACKNOWLEDGES AND AGREES (1) THAT IT HAS READ THIS AGREEMENT AND IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, AND (2) THAT IT IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT.  EACH PARTY FURTHER AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILTIY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS’.  IN ADDITON, EACH PARTY ACKNOWLEDGES AND AGREES THAT NO CONSIDERATION SHALL BE GIVEN TO THE FACT OR PRESUMPTION THAT ONE PARTY HAD A GREATER OR LESSER ROLE IN THE DRAFTING OF THIS AGREEMENT, OR ANY PORTION THEREOF, AND THAT EXAMPLES SHALL NOT BE CONSTRUED TO LIMIT, EXPRESSLY OR BY IMPLICATION, THE MATTER THEY ILLUSTRATE.

22.	EFFECTIVE DATE: This Agreement is executed in multiple originals effective the date first set forth above.

IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Agreement effective on the date first above written.